                                                                     Exhibit 3.1

                                STATE OF DELAWARE
                              CERTIFICATE OF TRUST
                                       OF
                            CATSKILL LITIGATION TRUST

          This  Certificate of Trust is filed in accordance  with the provisions of the Delaware  Statutory  Trust Act (12 Del. C. Section 3801 et seq.) and sets forth the following:

FIRST:  The name of the trust is Catskill Litigation Trust.

SECOND:  The name and address of the trustee meeting the requirements of 12 Del.
C.  Section  3807  is  Christiana  Bank  &  Trust  Company,  1314  King  Street,
Wilmington, DE 19801.

                                      By:  /s/ Joseph Bernstein
                                         ---------------------------------------
                                             Joseph Bernstein, Trustee

                                      By:  /s/ Paul deBary
                                         ---------------------------------------
                                             Paul deBary, Trustee

                                      CHRISTIANA BANK & TRUST COMPANY,
                                      not in its individual capacity but solely
                                      as Administrative Trustee

                                      By:  /s/ James M. Young
                                         ---------------------------------------
                                         Name:    James M. Young
                                         Title:   Assistant Vice President